This SUBSCRIPTION AGREEMENT AND THE OTHER DOCUMENTS RELATED TO THE ISSUANCE OF THE UNITS (AS DEFINED HEREIN) IN THIS OFFERING (AS DEFINED HEREIN) may contain material, non-public information. By accepting DELIVERY OF this SUBSCRIPTION AGREEMENT, the recipient acknowledges its express agreement with THE COMPANY (AS DEFINED HEREIN) and the Placement Agent (AS DEFINED HEREIN) to maintain in STRICT confidence all information contained herein and in the other offering documents AND SHALL NOT DIRECTLY AND/OR INDIRECTLY engage in any trading activity (including, but not limited to, shorting and related activity) of our common stock nor encourage others to do same. THE COMPANY and the Placement Agent have caused THIS SUBSCRIPTION AGREEMENT to be delivered to you in reliance upon your agreement to maintain the confidentiality of this information and upon Regulation FD promulgated by the Securities and Exchange Commission for the sole purpose of enabling you to consider and evaluate an investment in the Units. You agree that you will treat such information in a STRICTLY confidential manner, will not use such information for any purpose other than evaluating an investment in the Units, and will not, directly or indirectly, disclose or permit your agents, representatives or affiliates to disclose any of such information without the express prior written consent of the Company. Likewise, without the express prior written consent of the Company, you agree that you will not, directly or indirectly, make any statements, public announcements, or other release or provision of information in any form on any website or portal, to any trade publication, to the press or to any other person or entity. If you decide not to pursue further investigation of the Company or to not participate in the Offering, you agree to promptly return this SUBSCRIPTION AGREEMENT and any of THE OTHER OFFERING DOCUMENTS (and all copies thereof) to the Company and to continue to keep such information confidential until it is otherwise publicly disclosed. You understand that the United States’ securities laws provide severe civil and criminal penalties for anyone trading in securities while in possession of material, non-public information, passing along such information to others and/or encouraging others to trade and/or disseminate such information.

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into as of _______, 2012 by and among CorMedix Inc., a Delaware corporation (the “Company”), and each of the purchasers signatories hereto (each a “Purchaser” and collectively, the “Purchasers”) of the Company’s units (each, a “Unit”, and collectively, the “Units”).

The parties hereto agree as follows:

Article 1

Purchase and Sale of Units

Section 1.1. The Offering. Pursuant to the terms and conditions of the Confidential Private Placement Memorandum dated August 20, 2012 (including all exhibits, attachments, annexes, amendments and supplements thereto) (collectively, the “Memorandum”), the Company is offering (the “Offering”) through John Carris Investments, LLC (the “Placement Agent”) its Units, each Unit consisting of (i) a 9% Senior Convertible Note of the Company, substantially in the form attached to the Memorandum as Exhibit B, in an aggregate principal amount of $1,000 (each, a “Note” and collectively, the “Notes”), convertible into shares (the “Conversion Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a conversion price of $0.35 per share (the “Conversion Price”), and (ii) a five-year redeemable warrant, substantially in the form attached to the Memorandum as Exhibit C (each, a “Warrant” and collectively, the “Warrants”), to purchase 2,500 shares of Common Stock (the “Warrant Shares”). The Offering shall commence on the date of the Memorandum until September 15, 2012, unless extended by the Company and the Placement Agent without notice to Purchasers for up to an additional 60-day period (the last date of the Offering shall hereinafter be referred to as the “Termination Date”). The Units are being offered on a “reasonable efforts, all or none basis” as to 500 Units ($500,000) (the “Minimum Amount”), and, thereafter, on a “reasonable efforts” basis up to 3,000 Units ($3,000,000) (the “Maximum Amount”), provided that the Company and the Placement Agent have the option, as determined in their mutual sole discretion, to offer up to an additional 2,000 Units ($2,000,000) (the “Over-Subscription Amount”).

1

Section 1.2. Subscription for Units. Subject to the terms and conditions of this Agreement, the undersigned Purchaser hereby subscribes for and agrees to purchase the number of Units set forth on the signature page to this Agreement, at a purchase price of $1,000 per Unit (the “Purchase Price”).

Section 1.3. Payment. The Purchaser encloses herewith a check payable to, or will immediately make a wire transfer payment to, “Signature Bank, as Escrow Agent for CorMedix Inc.,” in the full amount of the Purchase Price of the Units being subscribed for.

Section 1.4. Deposit of Funds. In the event that the Company does not affect a Closing (as defined below) on the Minimum Amount on or before the Termination Date, the Company will refund all subscription funds, without deduction and/or interest accrued thereon.

Section 1.5. Acceptance of Subscription. The Purchaser understands and agrees that the Company and the Placement Agent, in their mutual sole discretion, reserve the right to accept or reject this or any other subscription for Units, in whole or in part, notwithstanding prior receipt by the Purchaser of notice of acceptance of this or any other subscription. Neither the Company nor the Placement Agent will have any obligation hereunder until the Company executes and delivers to the Purchaser an executed signature page to this Agreement. If a Purchaser’s subscription is rejected in whole or the Offering is terminated, all funds received from the Purchaser will be returned without interest, penalty, expense or deduction thereon, and this Agreement will thereafter be of no further force or effect. If a Purchaser’s subscription is rejected in part, the funds for the rejected portion of such subscription will be returned without interest, penalty, expense or deduction thereon, and this Agreement will continue in full force and effect to the extent such subscription was accepted.

Section 1.6. Closing Deliveries. Together with the check for, or wire transfer of, the full Purchase Price of the Units being subscribed for, the Purchaser is delivering a completed and executed signature page to this Agreement, a completed Purchaser questionnaire attached hereto as Annex A (the “Purchaser Questionnaire”) and a completed Purchaser certification attached hereto as Annex B or Annex C as applicable (the “Purchaser Certification”).

Section 1.7. Closings. The Company may hold an initial closing (the “Initial Closing”) at any time and place, as determined solely by the Company, prior to the Termination Date, after the receipt of accepted subscriptions and cleared funds equal to or greater than the Minimum Amount and after all other conditions to closing have been satisfied or waived. After the Initial Closing, subsequent closings with respect to additional Units may take place at any time and place, as determined solely by the Company, with respect to subscriptions accepted prior to the Termination Date up to the Maximum Amount, or if the Company and Placement Agent elect in their mutual sole discretion, the Over-Subscription Amount (each such closing, together with the Initial Closing, being referred to as a “Closing”). Not later than ten (10) business days after the Termination Date, a final closing (the “Final Closing”) will be held with respect to any Units sold but not closed as of such date. The date of each Closing shall be referred to herein as a “Closing Date.”

Section 1.8. Offering to Accredited Investors. This Offering is limited solely to accredited investors as defined in the Securities Act of 1933, as amended (the “Securities Act”), and Rule 501 of Regulation D promulgated thereunder (“Regulation D”), and is being made without registration under the Securities Act in reliance upon the exemptions contained in Section 4(2) of the Securities Act, Rule 506 of Regulation D and Regulation S and applicable state securities laws. Each Purchaser must qualify as an accredited investor.

2

Article 2

Representations and Warranties

Section 2.1. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers, as of the date hereof and as of the Closing Date of the Initial Closing and the date of any other Closing (except as set forth in the SEC Documents (as defined below)), as follows:

(a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any direct or indirect Subsidiaries (as defined in Section 2.1(g)) or own securities of any kind in any other entity. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on the business, operations, properties, or financial condition of the Company and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement or any of the Transaction Documents (as defined below) in any material respect.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Notes, the Warrants and the Registration Rights Agreement dated as of the date hereof (the “Registration Agreement,” and collectively, with the Notes, the Warrants and this Agreement, the “Transaction Documents”) and to issue and sell the Units, the Notes, the Warrants and upon conversion or exercise thereof, to issue the Conversion Shares and Warrant Shares in accordance with the terms hereof and thereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Boards of Directors or stockholders is required. When executed and delivered by the Company, each of the Transaction Documents shall constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c) Capitalization. The authorized capital stock and the issued and outstanding shares of capital stock of the Company is set forth in the Company’s SEC Documents. All of the outstanding shares of the Common Stock and any other outstanding security of the Company have been duly authorized. Except as set forth in this Agreement, the SEC Documents (as defined in Section 2.1(f)), no shares of Common Stock or any other security of the Company are entitled to preemptive rights, rights of first refusal or similar agreements or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement and the SEC Documents, there are no equity plans, contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as otherwise described in the Company’s SEC Documents, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. Except as set forth in the Company’s SEC Documents, the Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company. The Company has not made any representations regarding equity incentives to any officer, employee, director or consultant that are required to be disclosed in the Company’s SEC Documents and not disclosed in the SEC Documents.

3

(d) Issuance of Securities. The Units, the Notes and the Warrants (the “Securities”) to be issued at each Closing have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Notes and the Warrants shall be validly issued and outstanding, free and clear of all mortgage, pledge, hypothecation, rights of others, rights of first refusal, claim, security interest, encumbrance, title, defect, voting trust agreement, option, lien, taxes, charge or similar restrictions or limitations (collectively, “Liens”). When the Conversion Shares and the Warrant Shares are issued in accordance with the terms of this Agreement and as set forth in the Notes and the Warrants, as applicable, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

(e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Notes and the Warrants, the consummation by the Company of the transactions contemplated hereby and thereby, and the issuance of the Units, Notes and Warrants as contemplated hereby, do not and will not (i) violate or conflict with any provision of the Company’s Certificate of Incorporation (the “Certificate”) or Bylaws (the “Bylaws”), each as amended to date, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which the Company’s properties or assets are bound, (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, or (iv) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property or asset of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of their respective properties or assets are bound, except, in the case of clause (ii), for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The Company is not required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or issue and sell the Securities in accordance with the terms hereof (other than the filing of a Form D pursuant to Regulation D and counterpart filings under applicable state securities laws, rules or regulations). The business of the Company is not being conducted in violation of any laws, ordinances or regulations of any governmental entity.

(f) SEC Documents, Financial Statements. Prior to the date hereof, the Common Stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company has filed (subject to filings with respect to certain periodic filings made pursuant to Rule 12b-25 of the Exchange Act) all reports, schedules, forms, statements and other documents required to be filed by it with the Securities Exchange Commission (“SEC”) pursuant to the reporting requirements of the Exchange Act, including, but not limited to, all Annual Reports on Form 10-K, Quarterly Reports on From 10-Q and Current Reports on Form 8-K (all of the foregoing filed with the SEC prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). The SEC Documents have been made available to the Purchaser via the SEC’s EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, as of each Closing, the SEC Documents, together with any additional documents filed with the SEC after the date hereof and through the date of Closing, when taken in their entirety, shall not contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the date upon which they were made and the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents (“Company Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect at the time of the filing. The Company Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved except (i) as may be otherwise indicated in such Company Financial Statements or the notes thereto; or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiary, as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

4

(g) Subsidiaries. The Company has no Subsidiaries. For the purposes of this Agreement, “Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company.

(h) No Material Adverse Change. Since December 31, 2011, the Company has not experienced or suffered any Material Adverse Effect.

(i) No Undisclosed Liabilities. Other than as set forth in the Company’s SEC Documents, the Company has not incurred any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s business or which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

(j) No Undisclosed Events or Circumstances. Since December 31, 2011, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(k) Indebtedness. The financial statements in the SEC Documents reflect, to the extent required, as of the date thereof all outstanding secured and unsecured Indebtedness (as defined below) of the Company, or for which the Company has commitments. For the purposes of this Agreement, “Indebtedness” shall include, without limitation, (a) any liabilities for borrowed money or other amounts owed, (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. The Company is not in default with respect to any Indebtedness.

(l) Title to Assets. The Company has good and valid title to all of its real and personal property reflected in the SEC Documents, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those that, individually or in the aggregate, do not cause a Material Adverse Effect. Any leases of the Company are valid and subsisting and in full force and effect.

(m) Actions Pending. Except as disclosed in the SEC Documents, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against the Company which questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. Except as disclosed in the SEC Documents, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company, or any of its properties or assets, which individually or in the aggregate, would reasonably be expected, if adversely determined, to have a Material Adverse Effect. Except as disclosed in the SEC Documents, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any officers or directors of the Company in their capacities as such, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5

(n) Compliance with Law. The Company has been and is presently conducting their respective businesses in material compliance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except such that, individually or in the aggregate, the noncompliance therewith could not reasonably be expected to have a Material Adverse Effect. The Company has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(o) Taxes. The Company has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company for all current taxes and other charges to which the Company is subject and which are not currently due and payable. Except as disclosed in the SEC Documents, to the best of the Company’s knowledge, none of the federal income tax returns of the Company has been audited by the Internal Revenue Service. Except as disclosed in the SEC Documents, the Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company for any period, nor of any basis for any such assessment, adjustment or contingency.

(p) Certain Fees. Except as set forth in the Memorandum, the Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

(q) Disclosure. Except for the information concerning the transactions contemplated by this Agreement, the Company confirms that neither it nor any other person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, nonpublic information. To the best of the Company’s knowledge, neither this Agreement nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

(r) Operation of Business. Except as disclosed in the Company’s SEC Documents, the Company owns or possesses the rights to all trademarks, trade names, service marks, service mark registrations, service names, websites and intellectual property rights relating thereto, software, documentation, original works of authorship, patents, patent rights, copyrights, inventions, improvements, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor and any patentable improvements or copyrightable derivative works thereof, which are necessary for the conduct of its business as now conducted and/or as the Company believes will be conducted in the future by it without any conflict with the rights of others.

(s) Books and Records; Internal Accounting Controls. The records and documents of the Company accurately reflect in all material respects the information relating to the business of the Company, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the applicable Closing Date. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the SEC Documents, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial or financial offers, as appropriate, to allow timely decisions regarding required disclosure.

6

(t) Material Agreements. All material agreements to which the Company is a party or to which its property or assets are subject that are required to be filed as exhibits to the SEC Documents under Item 601 of Regulation S-K (each, a “Material Agreement”) are included as part of, or specifically identified in, the SEC Documents. The Company has in all material respects performed all the obligations required to be performed by it to date under the foregoing agreements, has received no notice of default by the Company, and, to the Company’s knowledge, is not in default under any Material Agreement now in effect, the result of which would individually or in the aggregate be reasonably likely to have a Material Adverse Effect.

(u) Transactions with Affiliates. Except as set forth in the SEC Documents and otherwise contemplated by this Agreement, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company, or any of their respective customers or suppliers, and (b) any officer, employee, consultant or director of the Company, or any person owning at least 5% of the outstanding capital stock of the Company or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder which, in each case, is required to be disclosed in the SEC Documents or in the Company’s most recently filed definitive proxy statement on Schedule 14A, that is not so disclosed in the SEC Documents or in such proxy statement.

(v) Securities Act of 1933. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities or similar securities to, or solicit offers with respect thereto from, or enter into any negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

(w) Employees. The Company does not have any collective bargaining arrangements or agreements covering any of its employees. Except as set forth in the SEC Documents, the Company does not have any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company required to be disclosed in the SEC Documents that is not so disclosed. No officer, consultant or key employee of the Company whose termination, either individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company.

(x) Absence of Certain Developments. Since the date of the Company’s financial statements in the latest of the SEC Documents, there has not occurred any undisclosed event that (i) has caused a Material Adverse Effect or any occurrence, circumstance or combination thereof that reasonably would be likely to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business and (B) liabilities that would not be required to be reflected in the Company’s financial statements pursuant to GAAP or that would not be required to be disclosed in filings made with the SEC, (iii) the Company has not (A) declared or paid any dividends, (B) amended or changed the Certificate or Incorporation or Bylaws of the Company, or (C) altered its method of accounting or the identity of its officers and (iv) the Company has not made a material change in officer compensation except in the ordinary course of business consistent with past practice.

7

(y) Investment Company Act Status. To the knowledge of the Company, the Company is not, and as a result of and immediately upon each Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(z) Independent Nature of Purchasers. The Company acknowledges that the obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents. The Company acknowledges that the decision of each Purchaser to purchase Securities pursuant to this Agreement has been made by such Purchaser independently of any other purchase and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained herein, or in any Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that for reasons of administrative convenience only, the Transaction Documents have been prepared by counsel for one of the Purchasers and such counsel does not represent all of the Purchasers but only such Purchaser and the other Purchasers have retained their own individual counsel with respect to the transactions contemplated hereby. The Company acknowledges that it has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Purchasers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated hereby or thereby. The Company acknowledges that each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

(aa) No Integrated Offering. Neither the Company, nor to the Company’s knowledge, any of its affiliates, or any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Regulation D and Rule 506 thereof under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings if to do so would prevent the Company from selling Securities pursuant to Regulation D and Rule 506 thereof under the Securities Act or otherwise prevent a completed offering of Securities hereunder. The Company does not have any registration statement pending before the SEC or currently under the SEC’s review, and since December 31, 2011, the Company has not offered or sold any of its equity securities or debt securities convertible into shares of Common Stock.

(bb) Dilutive Effect. The Company understands and acknowledges that its obligation to issue Conversion Shares upon conversion of the Notes and Warrant Shares upon exercise of the Warrants in accordance with this Agreement, the Notes and the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of the Company.

(cc) DTC Status. To the Company’s knowledge, the Company’s transfer agent is a participant in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program.

8

(dd) Governmental Approvals. Except for the filing of any notice prior or subsequent to the applicable Closing that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis) and the declaration of the effectiveness of any registration statements filed by the Company pursuant to the Transaction Documents, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Conversion Shares, the Warrant Shares or for the performance by the Company of its obligations under the Transaction Documents.

(ee) Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company is engaged. The Company has not been refused any insurance coverage sought or applied for and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(ff) No General Solicitation. The Company has not, and to the Company’s knowledge, no other person has conducted any “general solicitation,” as such term is defined in Regulation D promulgated under the Securities Act, with respect to any of the Units being offered hereby.

Section 2.2. Representations and Warranties of the Purchaser. The Purchaser hereby represents, warrants and covenants to the Company as follows:

(a) Capacity. The Purchaser: (i) if a natural person, represents that the Purchaser has reached the age of 21 and has full authority, legal capacity and competence to enter into, execute and deliver this Agreement and any of the other Transaction Documents to which the Purchaser is a party and all other related agreements or certificates and to take all actions required pursuant hereto and thereto and to carry out the provisions hereof and thereof, or (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Units and such entity is duly organized, validly existing and in good standing under the laws of the state of its organization.

(b) Authorization and Power. The Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Securities being sold to it hereunder. The execution, delivery and performance of the Transaction Documents by the Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of the Purchaser or its Board of Directors, stockholders, or partners, as the case may be, is required. When executed and delivered by the Purchaser, the other Transaction Documents shall constitute valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c) Acquisition for Investment. The Purchaser is purchasing the Securities solely for its own account and not with a view to or for sale in connection with distribution. The Purchaser does not have a present intention to sell any of the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any person or entity; provided, however , that by making the representations herein, the Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with federal and state securities laws applicable to such disposition. The Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters such that the Purchaser is capable of evaluating the merits and risks of the Purchaser’s investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Securities and (iii) has been given full access to such records of the Company and to the officers of the Company as it has deemed necessary or appropriate to conduct its due diligence investigation.

9

(d) Rule 144. The Purchaser understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. The Purchaser acknowledges that such person is familiar with Rule 144 of the rules and regulations of the SEC, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that the Purchaser has been advised that Rule 144 permits resales only under certain circumstances. The Purchaser understands that to the extent that Rule 144 is not available, the Purchaser will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(e) General. The Purchaser understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Securities. The Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Securities. Commencing on the date that the Purchaser was initially contacted regarding an investment in the Securities, the Purchaser has not engaged in trading (including, but not limited to, any short sale) of the Common Stock and will not engage in any trading of the Common Stock prior to public announcement of the transactions contemplated by this Agreement. The Purchaser agrees that no oral or written representations have been made, or oral or written information furnished, to the Purchaser, if any, in connection with the Offering which are in any way inconsistent with the information contained in the Transaction Documents.

(f) Residency. The Purchaser is a resident of the jurisdiction set forth in the Purchaser Questionnaire.

(g) No General Solicitation. The Purchaser acknowledges that the Securities were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which the Purchaser was invited by any of the foregoing means of communications. The Purchaser, in making the decision to purchase the Securities, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties.

(h) Accredited Investor. The Purchaser is an “accredited investor” (as defined in Rule 501 of Regulation D), and the Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. The Purchaser satisfies any special suitability or other applicable requirements of its state of residence and/or the state in which the transaction by which the Units are purchased occurs.

(i) FINRA. The Purchaser is neither a registered representative under the Financial Industry Regulatory Authority (“FINRA”), a member of FINRA or associated or affiliated with any member of FINRA, nor a broker-dealer registered with the SEC under the Exchange Act or engaged in a business that would require it to be so registered, nor is it an affiliate of such a broker-dealer or any Person engaged in a business that would require it to be registered as a broker-dealer. In the event the Purchaser is a member of FINRA, or associated or affiliated with a member of FINRA, the Purchaser agrees, if requested by FINRA, to sign a lock-up, the form of which shall be satisfactory to FINRA, with respect to the Units. The Purchaser acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

(j) No Offer Until Suitability Determination. The Purchaser acknowledges that any delivery to the Purchaser of the documents relating to the Offering of the Units prior to the determination by the Company and the Placement Agent of the Purchaser's suitability will not constitute an offer of the Units until such determination of suitability is made.

(k) Certain Fees. The Purchaser has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents. The Purchaser understands and acknowledges that John Carris Investments LLC is the exclusive Placement Agent to the Company and is receiving the compensation set forth in the Memorandum.

10

(l) Independent Investment. The Purchaser has not agreed to act with any of the other Purchasers for the purpose of acquiring, holding, voting or disposing of the Securities purchased hereunder for purposes of Section 13(d) under the Exchange Act, and the Purchaser is acting independently with respect to its investment in the Securities.

(m) Irrevocability. The Purchaser hereby acknowledges and agrees that the Purchaser is not entitled to cancel, terminate or revoke this subscription, and any agreements made in connection herewith shall survive its death or disability.

(n) Restrictive Legends. The Purchaser understands and agrees that all certificates representing the Securities will contain restrictive legends substantially in the form as follows:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(o) OFAC Regulation. The Purchaser should check the Office of Foreign Assets Control (“OFAC”) website at <http://www.treas.gov/ofac> before making the following representations. The Purchaser represents that the amounts invested by it in the Company in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at <http://www.treas.gov/ofac>. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists. To the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representations set forth in this paragraph. The Purchaser agrees to promptly notify the Company and the Placement Agent should the Purchaser become aware of any change in the information set forth in these representations. The Purchaser understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Purchaser, either by prohibiting additional subscriptions from the Purchaser, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and the Placement Agent may also be required to report such action and to disclose the Purchaser’s identity to OFAC. The Purchaser further acknowledges that the Company may, by written notice to the Purchaser, suspend the redemption rights, if any, of the Purchaser if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company and the Placement Agent or any of the Company’s other service providers. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

11

(p) Foreign Bank. If the Purchaser is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

(q) ERISA (For ERISA plans only). The fiduciary of the ERISA plan represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The Purchaser fiduciary or plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Purchaser fiduciary or plan has not relied primarily on any advice or recommendation of the Company or any of its affiliates.

(r) Confidentiality. THE PURCHASER ACKNOWLEDGES AND AGREES THAT THE COMMON STOCK IS PUBLICLY TRADED ON THE NYSE MKT AND THAT BY ACCEPTING THE MEMORANDUM THE PURCHASER AGREES WITH THE COMPANY AND THE PLACEMENT AGENT TO MAINTAIN IN STRICT CONFIDENCE ALL NON-PUBLIC INFORMATION, INCLUDING, BUT NOT LIMITED TO, THE EXISTENCE OF THE OFFERING AND ANY OTHER NON-PUBLIC INFORMATION REGARDING THE COMPANY OBTAINED FROM THIS MEMORANDUM AND ANY OF THE OTHER TRANSACTION DOCUMENTS AND/OR FROM THE COMPANY, THE PLACEMENT AGENT, AND/OR EITHER OF THEIR AUTHORIZED AGENTS. THE COMPANY HAS CAUSED THESE MATERIALS TO BE DELIVERED TO THE PURCHASER IN RELIANCE UPON SUCH AGREEMENT AND UPON RULE 100(B)(2)(II) OF REGULATION FD AS PROMULGATED BY THE SEC.

Article 3

Covenants by the Company

Unless otherwise specified in this Article, for so long as any Notes have not been paid in full or converted in full and/or any Warrants are outstanding, the Company covenants with the Purchaser as follows, which covenants are for the benefit of the Purchaser and their respective permitted assignees:

Section 3.1. Securities Compliance. The Company shall notify the SEC in accordance with its rules and regulations, of the transactions contemplated by any of the Transaction Documents and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchaser, or their respective subsequent holders.

Section 3.2. Registration and Listing. The Company shall use commercially reasonable efforts cause its Common Stock to continue to be registered under Sections 12(b), 12(g) or 15(d) of the Exchange Act, to comply in all material respects with its reporting and filing obligations under the Exchange Act, to comply with all requirements related to any registration statement filed pursuant to this Agreement, and to not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, unless otherwise required by applicable law, regulation or rule. The Company will use commercially reasonable efforts to take all action reasonably necessary to continue the listing, trading and/or quotation of its Common Stock on one or more of the OTC Bulletin Board, the OTC Markets Group, Pink Sheets, LLC, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, or the New York Stock Exchange MKT, or any successor thereto as the case may be (each, a “Trading Market”). The Company further covenants that it will take such further reasonable action as the Purchaser may reasonably request from time to time to enable the Purchaser to sell the Securities without registration under the Securities Act pursuant to the exemption provided by Rule 144 promulgated under the Securities Act, including, without limitation, promptly obtaining any required legal opinions from Company counsel at the Company’s expense. Upon the request of the Purchaser, the Company shall deliver to the Purchaser a written certification of a duly authorized officer as to whether it has complied with such requirements.

12

Section 3.3. Inspection Rights. Provided a Purchaser agrees that it will not trade any shares of Common Stock if it learns of material, non-public information from such inspection until such information becomes public, for so long as any of the Notes or the Warrants are outstanding, the Company shall permit, during normal business hours once a month upon reasonable request and reasonable notice by the Purchasers, (i) Purchasers (or any employees, agents or representatives thereof) holding no less than fifty percent (50%) of the aggregate principal amount of all Notes then outstanding, and/or (ii) Purchasers (or any employees, agents or representatives thereof) holding Warrants to purchase fifty percent (50%) of the then aggregate number of Warrant Shares underlying then outstanding Warrants, to examine the publicly available, non-confidential records and books of account of, and visit and inspect the properties, assets, operations and business of the Company, and to discuss the publicly available, non-confidential affairs, finances and accounts of the Company with any of its officers, consultants, directors, and key employees; provided, however, nothing to the contrary is provided herein or elsewhere, if the Notes are in default, then the above limitations on inspection rights are terminated.

Section 3.4. Compliance with Laws. The Company shall comply in all material respects with all applicable laws, rules, regulations and orders, noncompliance with which would be reasonably likely to have a Material Adverse Effect.

Section 3.5. Keeping of Records and Books of Account. The Company shall keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

Section 3.6. Reporting Requirements. If the SEC ceases making periodic reports available via the Internet without charge, then the Company shall furnish the following to the Purchaser so long as such Purchaser shall be obligated hereunder to purchase the Securities or shall beneficially own any of the Securities:

(a) Quarterly Reports filed with the SEC on Form 10-Q as soon as practical after the document is filed with the SEC, and in any event within five days after the document is filed with the SEC;

(b) Annual Reports filed with the SEC on Form 10-K as soon as practical after the document is filed with the SEC, and in any event within five days after the document is filed with the SEC; and

(c) Copies of all notices, information and proxy statements in connection with any meetings, that are, in each case, provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

Section 3.7. Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of the Company under any Transaction Document.

Section 3.8. Use of Proceeds. The proceeds from the sale of the Securities hereunder shall be used by the Company for marketing, manufacturing, rent and utilities, licensing obligations, payroll and working capital and general corporate purposes. In no event shall the proceeds be used to redeem any Common Stock or securities convertible, exercisable or exchangeable into Common Stock or to settle any outstanding litigation or used to repay debt, including, but not limited to, any Indebtedness to the Company’s current directors and executive officers, but excluding accounts payable and accrued expenses incurred in the ordinary course of business.

Section 3.9. Reporting Status. So long as a Purchaser beneficially owns any of the Securities, the Company shall use commercially reasonable efforts to timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall use commercially reasonable efforts not to terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

Section 3.10. Disclosure of Transaction. The Company shall issue a press release (the “Press Release”) and file with the SEC a Current Report on Form 8-K (the “Form 8-K”) describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement, the form of Note, the form of Warrant and the Press Release) promptly following the date of execution of this Agreement but in no event later than as required by the rules and regulations of the SEC.

13

Section 3.11. Disclosure of Material Information. Except as may be contained in this Agreement and the Memorandum, the Company covenants and agrees that neither it nor any other person acting on its behalf has provided any Purchaser or its agents or counsel with any information that the Company believes constitutes material, non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representation in effecting this transaction.

Section 3.12. Pledge of Securities. The Company acknowledges that the Securities may be pledged by a Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Purchaser effecting a pledge of the Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document; provided that a Purchaser and its pledgee shall be required to comply with the provisions of Article 5 hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. At the Company’s expense, the Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Purchaser.

Section 3.13. Amendments. The Company shall not amend or waive any provision of the Certificate or Bylaws of the Company in any way that would adversely affect exercise rights, voting rights, conversion rights, prepayment rights or redemption rights of the holder of the Notes and the Warrants.

Section 3.14. Maintenance of Insurance. The Company shall maintain insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

Section 3.15. Compliance with Transaction Documents. The Company shall use commercially reasonable efforts to comply with its obligations under the Transaction Documents.

Section 3.16. Transactions with Affiliates. The Company shall not engage in any transactions with any officer, director, employee or any affiliate of the Company, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $50,000, other than (i) for payment of reasonable salary for services actually rendered, as approved by the Board of Directors of the Company as fair in all respects to the Company, (ii) reimbursement for expenses incurred on behalf of the Company, (iii) as otherwise contemplated by this Agreement, and (iv) for purchases of Units in this Offering and purchases of the Company’s securities in any other offering.

Section 3.17. No Dividends. The Company shall not (i) declare or pay any dividends or make any distributions to any holder(s) of Common Stock or other equity security of the Company, or (ii) purchase or otherwise acquire for value, directly or indirectly, any shares or other equity security of the Company.

14

Section 3.18. No Merger or Sale of Assets. The Company shall not (i) merge or consolidate or sell or dispose of all its assets or any substantial portion thereof or (ii) in any way or manner alter its organizational structure or effect a change of entity or (iii) effect a Change of Control. For the purposes of this Agreement, a “Change of Control” shall mean: (i.) the consolidation, merger or other business combination of the Company with or into another person (other than (A) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company, or (B) a consolidation, merger or other business combination in which holders of the Company’s voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the Board of Directors (or their equivalent if other than a corporation) of such entity or entities), (ii.) the sale, transfer disposition or exclusive license of more than fifty percent (50%) of the Company’s intellectual property or assets (based on the fair market value as determined in good faith by the Board of Directors of the Company) other than inventory in the ordinary course of business in one or a related series of transactions; except for any such transaction described in this clause (ii) that either (a) the holders of at least 50.1% of the then outstanding aggregate principal amount of all Notes have approved in writing after full disclosure of the proposed transaction, or (b) a majority of the non-employee directors of the Board of Directors of the Company have approved such transaction by duly adopted resolution, or (iii.) closing of a purchase, tender or exchange offer made to the holders of more than fifty percent (50%) of the outstanding shares of Common Stock in which more than fifty percent (50%) of the outstanding shares of Common Stock were tendered and accepted.

Section 3.19. Payment of Taxes, Etc. The Company shall use commercially reasonable efforts promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company, except for such failures to pay that would not reasonably be expected to have a Material Adverse Effect; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

Section 3.20. Corporate Existence. The Company shall use commercially reasonable efforts to maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

Section 3.21. Investment Company Act. The Company shall use commercially reasonable efforts to conduct its businesses in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

Section 3.22. Indebtedness to Affiliates. The Company shall not make any payment on any Indebtedness owed to its officers, directors or affiliates until all aggregate principal amount and accrued but unpaid interest on the Notes has been repaid to the Purchasers, except to the extent that such Indebtedness is owed by the Company to its officers, directors or affiliates holding Notes purchased in the Offering.

Section 3.23. No Lien on IP. Unless either (i) the holders of at least 50.1% of the then outstanding aggregate principal amount of the Notes have approved in writing after full disclosure of the proposed transaction, or (ii) a majority of the non-employee directors of the Board of Directors of the Company have approved such transaction by a duly-adopted resolution, the Company shall not, directly or indirectly, encumber or allow any Liens on any of its copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of the Company connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing.

Section 3.24. Benefit Plans. Unless either (i) the holders of at least 50.1% of the then outstanding aggregate principal amount of the Notes have approved in writing after full disclosure of the proposed transaction, or (ii) a majority of the non-employee directors of the Board of Directors of the Company have approved such transaction by a duly-adopted resolution, the Company shall not adopt, amend or terminate any equity incentive plan or employee benefit plan or arrangement for the benefit of officers or directors of the Company; provided that the foregoing shall not apply to the amendment or termination any medical, dental or vision plan broadly available on the same terms to all employees of Company.

15

Section 3.25. Expenditures. Unless either (i) the holders of at least 50.1% of the then outstanding aggregate principal amount of the Notes have approved in writing after full disclosure of the proposed transaction, or (ii) a majority of the non-employee directors of the Board of Directors of the Company have approved such transaction by a duly-adopted resolution, the Company shall not (a) make any capital expenditure for an amount greater than US$100,000, (b) dispose of any asset for an amount greater than US$100,000 or less than the book value of such asset (other than the sale of inventory in the ordinary course of business), or (c) acquire or purchase any interest in any real property for an amount greater than US$100,000.

Section 3.26. Compensation. Unless either (i) the holders of at least 50.1% of the then outstanding aggregate principal amount of the Notes have approved in writing after full disclosure of the proposed transaction, or (ii) a majority of the non-employee directors of the Board of Directors of the Company have approved such transaction by a duly-adopted resolution, the Company shall not (a) materially increase or change the compensation package (including salary, bonus and equity incentives, if any) of any member of the management team of Company if the total compensation package, as increased or changed, would exceed US$100,000 or (b) make any payments to any member of the management team or board of directors of Company in respect of any deferred or foregone compensation.

Section 3.27. Reservation of Shares. The Company shall, for so long as any of the Notes or Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued capital stock, solely for the purpose of effecting the exercise of all Warrants and conversion of all Notes, such number of shares of Common Stock which would allow for full exercise of all then outstanding Warrants and conversion of all then outstanding Notes. Upon exercise of the Warrants and/or conversion of the Notes, the shares of Common Stock issued with respect thereto will be validly issued, fully paid and nonassessable and free from all Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

Section 3.28. Other Businesses. The Company shall not engage, directly or indirectly, in any business other than the business currently conducted by Company.

Article 4

Conditions

Section 4.1. Conditions Precedent to the Obligation of the Company to Close and to Sell the Securities and the Purchaser to Close and to Purchase the Securities. The obligations hereunder of the Company to close and issue and sell the Securities to the Purchasers and the Purchaser to Close and to Purchase the Securities at each Closing is subject to the satisfaction or waiver, at or before the Closing of the conditions set forth below.

(a) Accuracy of the Representations and Warranties. The representations and warranties of the Company and each Purchaser shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b) Performance by the Company and the Purchasers. The Company and each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company and/or the Purchasers at or prior to the applicable Closing Date.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) Completion of Due Diligence. Each Purchaser shall have completed its due diligence of the Company and the securities being offered to its satisfaction, in its sole and absolute discretion.

(e) Delivery of Purchase Price. The Purchase Price for the Securities shall have been delivered by the Purchaser to the Company prior to the applicable Closing Date.

(f) Delivery of Transaction Documents. The Transaction Documents shall have been duly executed and delivered by the Purchasers to the Company and the Placement Agent.

16

(g) No Suspension, Etc. The shares of Common Stock (i) shall be designated for quotation or listed on a Trading Market, and (ii) shall not have been suspended, as of each Closing Date, by the SEC from trading on such Trading Market.

(h) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(i) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company, or any of the officers, directors or affiliates of the Company, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(j) Opinion of Counsel. The Placement Agent shall have received an opinion of counsel to the Company, dated the date of the Closing as shall be reasonably acceptable to counsel to the Placement Agent.

(k) Secretary’s Certificate. The Company shall have delivered to the Placement Agent and counsel to the Placement Agent a secretary’s certificate, dated as of each Closing Date, as to (i) the resolutions adopted by its Board of Directors approving the transactions contemplated hereby, (ii) its certificate of incorporation, (iii) its bylaws, each as in effect at the Closing Date, (iv) the authority and incumbency of the officers executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith, and (v) the good standing of the Company in such entity’s jurisdiction of formation and all jurisdictions in which the Company is qualified as a foreign corporation to do business, as evidenced by and attaching true and complete copies of certificates of the secretary of state (or comparable office) of each such jurisdiction as of a date within five (5) calendar days prior to the applicable Closing Date.

(l) Officer’s Certificate. On each Closing Date, the Company shall have delivered to the Placement Agent a certificate signed by an executive officer on behalf of the Company, dated as of such Closing Date, confirming the accuracy of the Company’s representations, warranties and covenants as of such Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.1 as of such Closing Date.

(m) Affiliate Lock-Up. The Placement Agent shall have received agreements (the “Lock-Up Agreements”) from each director and officer of the Company (and any of their respective transferees, assignees and/or affiliates) to the effect that each such individual shall not sell, assign or transfer any of their securities of the Company for the period commencing on the date of the Memorandum and terminating on the earlier to occur of (i) six (6) months from the date the registration statement covering the resale of all of the Conversion Shares has been declared effective by the SEC (and the Company has no reason to believe it will not stay effective without interruption for the foreseeable future), and (ii) the date that such Conversion Shares have been continually eligible for sale under Rule 144 without any limitations and/or restrictions, including, but not limited to, volume or manner-of-sale restrictions or current public information requirements for a period of six (6) months (and the Company has no reason to believe sales of such Conversion Shares or Warrant Shares under Rule 144 without any limitations and/or restrictions will not continue to be permitted without interruption for the foreseeable future), provided that transfers may be made as gifts, to family members and trusts for the benefit of family members, and to affiliates of our directors and officers. Notwithstanding the foregoing, the Lock-Up Agreements shall not preclude the officers or directors of the Company from exercising stock options granted pursuant to the Company’s Amended and Restated 2006 Stock Incentive Plan. The form of Lock-up Agreement shall be prepared by and satisfactory to counsel to the Placement Agent.

(n) Material Adverse Effect. No Material Adverse Effect shall have occurred.

17

Article 5

Certificate; Legend

Section 5.1. Legend. Except as set forth herein, each certificate representing the Securities, the Conversion Shares or the Warrant Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

The Company agrees to issue or reissue certificates representing any of the Securities, the Conversion Shares or the Warrant Shares without the legend set forth above when required to do so pursuant to the terms of the Notes or if (x) the holder thereof shall provide the Company with reasonable assurances that the such securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold (which assurances shall not require an opinion of counsel) or (y) the holder is selling such Conversion Shares in compliance with the provisions of Rule 144.

Article 6

Indemnification

Section 6.1. General Indemnity. The Company agrees to indemnify and hold harmless the Purchasers (and their respective directors, officers, affiliates, members, managers, employees, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Purchasers as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein.

Section 6.2. Indemnification Procedure. Any party entitled to indemnification under this Article 6 (an “Indemnified Party”) will give written notice to the Company of any matter giving rise to a claim for indemnification; provided, that the failure of any Indemnified Party hereunder to give notice as provided herein shall not relieve the Company of its obligations under this Article 6 except to the extent that the Company is actually prejudiced by such failure to give notice. In case any such action, proceeding or claim is brought against the Indemnified Party in respect of which indemnification is sought hereunder, the Company shall be entitled to participate in and, unless in the reasonable judgment of the Company a conflict of interest between it and the Indemnified Party exists with respect to such action, proceeding or claim (in which case the Indemnified Party shall be responsible for the reasonable fees and expenses of one separate counsel for the indemnified parties), to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. In the event that the Company advises an Indemnified Party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the Company elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Indemnified Party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The Indemnified Party shall cooperate fully with the Company in connection with any negotiation or defense of any such action or claim by the Company and shall furnish to the Company all information reasonably available to the Indemnified Party which relates to such action or claim. The Company shall keep the Indemnified Party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the Company elects to defend any such action or claim, then the Indemnified Party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article 6 to the contrary, the Company shall not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnified Party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim. The indemnification obligations to defend the Indemnified Party required by this Article 6 shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the Indemnified Party shall refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the Indemnified Party against the Company or others, and (b) any liabilities the Company may be subject to pursuant to the law.

18

Article 7

Miscellaneous

Section 7.1. Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that the Company, in accordance with the Engagement Letter, dated as of May 31, 2012, by and between the Company and Placement Agent, shall pay all actual and documented attorneys’ fees and expenses (including disbursements and out-of-pocket expenses) incurred by counsel to the Placement Agent in connection with the preparation, negotiation, execution and delivery of the Transaction Documents and the transactions contemplated thereunder.

Section 7.2. Specific Performance; Consent to Jurisdiction; Venue; Waiver of Jury Trial.

(a) The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b) Each party hereby expressly and irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby expressly and irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby expressly and irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In any action brought by the Company concerning and/or arising directly and/or indirectly out of this Certificate, the prevailing party shall be entitled to recover all of its legal fees and expenses incurred by it with respect to any such legal action. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 7.3. Entire Agreement; Amendment. This Agreement and the other Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the other Transaction Documents, neither the Company nor any Purchaser make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the Purchasers holding at least 66 2/3 % of the principal amount of the Notes then held by the Purchasers. Any amendment or waiver effected in accordance with this Section 7.3 shall be binding upon each Purchaser (and their permitted assigns) and the Company.

19

Section 7.4. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:	CorMedix Inc. 745 Rt. 202-206, Suite 303 Bridgewater, NJ 08807
Attention: Richard Cohen
Telephone : (908) 517-9500
Facsimile: (908) 429-4307
with copies to:	DLA Piper 300 Campus Drive, Suite 100 Florham Park, New Jersey 07932
Attention: David C. Schwartz, Esq.
Telephone: (973) 520 2555
Facsimile: (973) 520-2575
If to any Purchaser:	At the address of the Purchaser set forth on Annex A to this Agreement or as specified in writing by such Purchaser.
with copies to:	Gusrae Kaplan Nusbaum PLLC 120 Wall Street, 11th Floor New York, New York 10005
Attention: Lawrence Nusbaum, Esq.
Telephone: (212) 809-5449
Facsimile: (212) 269-1400

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

Section 7.5. Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. This provision constitutes a separate right granted to each Purchaser by the Company and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

Section 7.6. Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

20

Section 7.7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement. The Purchasers may assign the Securities and its rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto without the consent of the Company.

Section 7.8. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 7.9. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

Section 7.10. Survival. The representations and warranties of the Company and the Purchasers shall survive the execution and delivery hereof and the Initial Closing.

Section 7.11. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

Section 7.12. Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 7.13. Further Assurances. From and after the date of this Agreement, upon the request of the Purchasers or the Company, the Company and each Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the other Transaction Documents

[SIGNATURE PAGE FOLLOWS]

21

SIGNATURE PAGE TO

SUBSCRIPTION AGREEMENT

Purchaser hereby elects to purchase a total of ______ Units at a price equal to $1,000 per Unit (to be completed by the Purchaser).

If the Purchaser is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:
Purchaser:

Print Name		Social Security Number

Signature	Date	Address

Co-Purchaser:

Print Name		Social Security Number

Signature	Date	Address (if different from above)

If the Purchaser is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or TRUST:

Name of Partnership, Corporation, Limited Liability Company or Trust		Federal Taxpayer Identification Number

By:
	Name:	Date:
Title:

ACCEPTED BY:

CORMEDIX INC.

By:	/s/ Richard M. Cohen

Name:	Richard M. Cohen
Title:	Interim Chief Executive Officer and Interim Chief Financial Officer

Date

ANNEX A PURCHASER QUESTIONNAIRE INDIVIDUAL INVESTORS
Investor Name:
Co-Investor Name:

Individual Executing Profile or Trustee (If Applicable):
Marital Status:

SSN #:	Joint Party SSN #:

Date of Birth:	Joint Party Date of Birth:

Primary Residence:

Street Address:

City, State & Zip Code:

Home Phone:	Home Fax:
Email address:

Business Address:
Business Phone:	Business Fax:
Business Email Address:

ENTITY INVESTORS
Entity Investor Name:
Individual Executing Questionnaire:
Federal Tax ID No.:

Business Street Address:
Business City, State & Zip Code:
Contact Person:
Business Phone:	Business Fax:
Business Email Address:

SECURITY DELIVERY INSTRUCTIONS (Check One):
☐	Please deliver to the Home Address listed above
☐	Please deliver to the Business Address listed above
☐	Please deliver my securities to the following address:

Annex A

ANNEX B CERTIFICATE FOR INDIVIDUAL INVESTORS (Including Grantors of Revocable Trusts)
If the investor is an individual, including married couples and IRA accounts of individual investors, please complete, date and sign this Certificate. If the investment is to be held jointly, each investor must execute and deliver the Subscription Agreement and initial their Investor Status as requested below and execute this Certificate.

☐ Individual	☐ Joint Tenants (both Joint Tenants must initial their Investor Status and sign this Certificate)
☐ IRA	☐ Tenants in Common (both tenants-in-common must initial their Investor Status and sign this Certificate)
☐ Tenants in the Entirety	☐ Community Property (all holders must initial their Investor Status and sign this Certificate)

☐ Grantor of a Revocable Trust (identify each grantor and indicate under what circumstances the trust is revocable by the grantor. If you check this box, please note all Trustees must complete the Investor Status Section below and sign this Certificate).

Names of Grantors:

☐ Check if any Grantor is deceased, disabled or legally incompetent. INVESTOR STATUS (Including Grantors of Revocable Trusts)

I certify that I have a net worth (excluding the value of my primary residence) in excess of $1 million either individually or through aggregating my individual holdings and those in which I have a joint, community property or other similar shared ownership interest with my spouse.
Initial if Applicable
I certify that I have had an annual gross income for the past two years of at least $200,000 (or $300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.
Initial if Applicable
I certify that I am a director or executive officer of CorMedix Inc.
Initial if Applicable

The undersigned certifies that the representations and responses above are true and accurate:

Investor Name (Print):	Co- Investor Name:

Signature:	Co- Investor Signature:

Date:	Date:

Annex B

ANNEX C

ENTITY INVESTORS CERTIFICATE

(CORPORATIONS, PARTNERSHIPS, LIMITED LIABILITY COMPANIES,

IRREVOCABLE TRUSTS, AND FOUNDATIONS)

If the Investor is a corporation, partnership, limited liability company, irrevocable trust, pension plan, foundation or other entity, an authorized officer, partner, or trustee must provide the requested information below, initial the Investor Status and sign this Certificate.

Type of Entity (check one):

☐ Limited Partnership	☐ General Partnership
☐ Limited Liability Company	☐ Corporation
☐ Irrevocable Trust:	☐ Other form of organization:
Grantors of Revocable Trust: Please complete Annex B.

Date of Formation:

NOTE: PLEASE PROVIDE A COPY OF THE ORGANIZATIONAL DOCUMENTATION. (i.e., Articles of Incorporation, Partnership Agreement, Operating Agreement, Trust Agreement, etc)

In order for the Company to offer and sell the Units in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as an investor in the Company.

A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;
Initial if Applicable
A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;
Initial if Applicable
An insurance company as defined in Section 2(13) of the Securities Act;
Initial if Applicable
An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;
Initial if Applicable
A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;
Initial if Applicable
A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000, 000;
Initial if Applicable
An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;
Initial if Applicable

A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;
Initial if Applicable
Any partnership or corporation or any organization described in Section 501(c)(3) of the Internal Revenue Code or similar business trust, not formed for the specific purpose of acquiring the Units, with total assets in excess of $5,000,000;
Initial if Applicable
A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Units, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act; or
Initial if Applicable
An entity in which all of the equity owners qualify under any of the above subparagraphs.*
Initial if Applicable	*If the undersigned belongs to this investor category only, please list the equity owners of the undersigned, and, in addition, have each equity owner individually complete and deliver Annex A and Annex B hereof:

The undersigned certifies that the representations and responses above are true and accurate and that the undersigned has the authority to execute and deliver the Subscription Agreement and this Certificate on behalf of the Investor and to take other actions with respect thereto.

Entity Investor Name:

By (Signature):

Print Name:

Title:
Date:

SCHEDULE A

List of Purchasers and Number of Units Purchased

Purchaser	Units
Bruce D. Walck R/O IRA	100
Dr. Lindsay A. Rosenwald	50
Manchester Securities Corporation	400
Wade Capital Corporation Money Purchase Plan	35
Oliver Buck	100
MW Bridges LLC	50
Paul Schneider	15
Gary Gelbfish, M.D.	100
Steven W. Lefkowitz	15
Matthew P. Duffy	10
Philip S. Forte IRA	30
Collage Services Limited	25
Kingsbrook Opportunities Master Fund LP	25
Patrick Caldwell	5
Janet Ballard	25
Mark Livingston	10
Roy Whitehead	35
George B. Wright III	10
Ronald Globus	10
Ricky McKnight	18
Lori Shapero	35
Bowden Transportation Services RET Ltd	7
Philip S. Forte	70
Jonathan Stanney	50
Alvin L. Gray Trust	25
Gregory Martino	25
Justin Bagnato-Schulte	4
Jack S. Jacobsen	20
Elbow Canyon Estates	20